Exhibit 5.1

                       [LETTERHEAD OF THE ERTZ LAW GROUP]


March 8, 2010

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

RE:  Legal Opinion Pursuant to SEC Form S-1 - Unseen Solar, Inc.
     (the "Company"), a Delaware Corporation -

Ladies and Gentlemen:

I have acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein (collectively the "Registration Statement") which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to the registration and proposed sale of up to 1,000,000 shares of Common Stock, par value $0.000100 per share, which may be sold at a price of $0.02 per share, pursuant to a resolution of the Board of Directors dated January 12, 2010 authorizing such issuance.

I was not engaged to prepare any portion of the Registration Statement, and although I have reviewed the Registration Statement for the purposes of writing the opinions contained herein, I express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement, other than the opinions related to the Registration Statement that are expressly stated herein.

In my capacity as special counsel to the Company, I have examined instruments, documents, and records, which I have deemed relevant and necessary for the basis of my opinion, including, but not limited to, the Certificate of Incorporation of the Company, the By-Laws of the Company, and the records of corporate proceedings relating to the issuance of Shares. Additionally, I have reviewed and made such other examinations of law and fact as I have deemed relevant to form the opinion hereinafter expressed.

I have examined such documents in light of the applicable laws of the State of Delaware, including the Delaware Constitution, all applicable provisions of Delaware statutes, and reported judicial decisions interpreting those laws.

In such examinations, I have assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments submitted to me as original documents, the conformity to the authentic originals of all documents supplied to me as certified or photostatic or faxed copies, and the genuineness of all signatures contained in the records, documents, instruments, and certificates I have reviewed.
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In conducting  my  examination  of documents  executed by parties other than the
Company, I have assumed that such parties had the power, corporate, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Based upon and subject to the foregoing, I make the following opinion on the legality of the securities being registered. I am of the opinion that the Company has an authorized capitalization of 100,000,000 shares of Common Stock, $0.0001000 par value, and 20,000,000 shares of Preferred Stock, $0.0001000 par value. I am also of the opinion that the shares of Common Stock currently issued and outstanding are duly and validly issued and authorized as fully paid and non-assessable. Further, I am of the opinion that the 1,000,000 shares that are being offered by the Company in the Registration Statement, when issued, shall be duly and validly issued and authorized as fully paid and non-assessable.

This opinion letter is limited to the status of shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

I hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Experts" in the Prospectus. In giving this consent, I do not hereby admit that I am an "Expert" under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. Further, in giving this consent I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated therein or Item 509 of Regulation S-K.

Very Truly Yours,
THE ERTZ LAW GROUP


/s/ Abby L. Ertz, Esq.
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Abby L. Ertz, Esq.